                                                                   EXHIBIT 10.03



                             STOCKHOLDERS AGREEMENT


                                  by and among


                          FS EQUITY PARTNERS III, L.P.

                    FS EQUITY PARTNERS INTERNATIONAL, L.P.,

                    THE NEW STOCKHOLDERS IDENTIFIED HEREIN,

                                      AND

                             AFC ENTERPRISES, INC.


                                 March 18, 1998
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                                                                          Page 2

                               TABLE OF CONTENTS

                                                                   Page

1.   Definitions.................................................... 1
2.   Transfer of Shares by FS Stockholder; Rights of Inclusion...... 3
2.1  Right of Inclusion............................................. 3
2.2  Third-Party Offer.............................................. 3
2.3  Allocation of Included Shares.................................. 4
2.4  Consummation................................................... 5
2.5  Termination and Assignment..................................... 5
3.   Obligation to Sell Securiti es................................. 6
3.1  Sale Obligation................................................ 6
3.2  Termination and Assignment..................................... 7
4.   Restrictions on Transfers of Securities; Right of First Offer.. 7
4.1  Transfer Restrictions.......................................... 7
4.2  Right of First Offer by New Stockholders....................... 8
4.3  Termination and Assignment.....................................10
5.   Registration Rights............................................10
6.   Other Agreements...............................................10
7.   Copy of Agreement..............................................10
8.   Governing Law..................................................10
9.   Representations and Warranties.................................11
10.  Merger Tax Treatment...........................................11
11.  Amendment and Waiver Successors................................11
12.  Interpretation.................................................12
13.  Notices........................................................12
14.  Legends........................................................12
15.  Further Assurances.............................................12
16.  Injunctive Relief; Disputes....................................13

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                                                                          Page 3


                                                                   Page
17.  Severability...................................................13
18.  Entire Agreement...............................................13
19.  Counterparts...................................................13

SCHEDULE 1  New Stockholders.......................................S-1

SCHEDULE 2  Ownership of Company Common Stockby FS Stockholder
            and New Stockholders...................................S-2

                             STOCKHOLDERS AGREEMENT


      THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of March 18, 1998 by and among AFC Enterprises, Inc., a Minnesota corporation (the "Company"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International," and collectively with FSEP III, the "FS Stockholder"), and the new stockholders of the Company, as listed on Schedule 1 attached hereto (the "New Stockholders").

                                    RECITALS

     A. On January 23, 1998, the Company, Seattle Coffee Company, a Washington corporation ("SCC"), and the principal shareholders of SCC entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement") in which the Company would acquire from the New Stockholders all of the capital stock of SCC in exchange for a combination of cash and shares of common stock ("Common Stock") of the Company and a wholly-owned subsidiary of the Company will merge with SCC (the "Merger");

     B. Pursuant to the terms of the Merger Agreement, each shareholder of SCC may elect to receive the merger consideration in either cash or Common Stock;

     C. The shareholders of SCC that intend to receive some or all of their consideration in Common Stock, the FS Stockholder and the Company wish to enter into the Agreement with respect to certain rights, obligations and restrictions relating to the securities of the Company.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

           1.  Definitions.  As used in this Agreement, the following
               -----------
capitalized terms shall have the following meanings:

          Affiliate or Associate:  Such terms shall have the meanings given them
          ----------------------
pursuant to Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

          Board:  The Board of Directors of the Company.
          -----

          Common Stock:  The Common Stock, par value $.01 per share, of the
          ------------
Company.

          Initial Shares:  Shall mean the 20,970,814 shares of Common Stock
          --------------
issued and outstanding on the date hereof and held beneficially and of record by the Stockholders as follows:

                                          INITIAL SHARES OF
STOCKHOLDER                                 COMMON STOCK
-----------------------------------------------------------

FS Equity Partners III, L.P.                     18,259,483
FS Equity Partners International, L.P.              733,583
New Stockholders listed on Schedule 1        See Schedule 1

          New Stockholders: The former shareholders of SCC listed on Schedule 1
          ----------------                                           ----------
attached hereto who shall become stockholders of the Company pursuant to the closing of the transactions contemplated in the SCC Merger Agreement.

          Permitted Transferee:  Subject to Section 4.1, Permitted Transferee
          --------------------
shall mean an Affiliate of a Stockholder or, with respect to any Stockholder who is an individual, (i) such Stockholder's spouse or issue, (ii) a trust for their or the Stockholder's benefit or, (iii) provided that the requirements of Section
4.3 are satisfied, a charitable remainder trust ("CRT") in which the sole trustee is the Stockholder or Stockholder's spouse or issue, and the beneficiary is an organization that qualifies for income, gift or estate tax charitable deduction ("Charitable Organization") under the Internal Revenue Code of 1986, as amended.

          Person:  Any individual, corporation, entity, partnership, joint
          ------
venture, association, joint-stock company, trust, unincorporated organization or other entity.

          Public Offering:  A public offering of shares of Voting Securities of
          ---------------
the Company registered under the Securities Act, but shall not include an offering registered on Form S-4 or Form S-8 (or any substitute form that is adopted by the SEC), or an offering of Voting Securities in connection with a sale of debt securities of the Company. The term "Initial Public Offering" shall mean an underwritten Public Offering of Voting Securities which results in gross proceeds to the Company in excess of $25 million from the sale of Voting Securities.

          SEC:  The Securities and Exchange Commission.
          ---

          Securities:  Shall mean (i) Voting Securities, (ii) all rights,
          ----------
options, warrants to purchase such Voting Securities or the securities described in the following clause and (iii) all other securities or capital stock of any type whatsoever, including, without limitation, (A) preferred stock, debt securities and securities that are, or may become, convertible into or exchangeable for, or that entitle the holder to purchase, Voting Securities, (B) preferred stock and (C) debt securities. The term Securities shall include all Securities now owned or hereafter acquired by any of the Stockholders.

          Securities Act:  The Securities Act of 1933, as amended.
          --------------

          Stockholders:  The FS Stockholder and the New Stockholders.
          ------------

          Subsidiary:  With respect to any Person, a corporation or other entity
          ----------
of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

          Voting Securities:  All Securities of the Company which possess
          -----------------
general voting power to elect members of the Board; provided that Voting Securities shall not include any options or warrants to purchase Voting Securities.

           2.  Transfer of Shares by FS Stockholder; Rights of Inclusion.
               ---------------------------------------------------------

               2.1 Right of Inclusion.  The FS Stockholder agrees not to sell
                   ------------------
all or any portion of the shares of Common Stock it holds to any Person (individually, a "Third Party" and, collectively, "Third Parties") unless each of the New Stockholders is given an opportunity to sell to the Third Party such number of shares of Common Stock owned by such New Stockholder as is determined in accordance with Subsection 2.3 of this Section 2; provided, however, that the
                                                     --------  -------
New Stockholders shall have no rights pursuant to this Section 2 with respect to sales or other transfers by the FS Stockholder of Common Stock to any Permitted Transferee of the FS Stockholder; and provided further, that the rights of such
                                      -------- --------
New Stockholders pursuant to this Section 2 are subject to Section 10 of this Agreement.

               2.2 Third-Party Offer.  Prior to the consummation of any sale of
                   -----------------
all or any portion of the shares of Common Stock held by the FS Stockholder to a Third Party, the FS Stockholder shall cause each bona fide offer from such Third Party to purchase such shares from the FS Stockholder (a "Third-Party Offer") to be reduced to writing and shall send written notice of such Third-Party Offer (the "Initial Offer Notice") to each of the New Stockholders. Each Third-Party Offer shall include an offer to purchase shares of Common Stock from the New Stockholders in the amounts determined in accordance with Subsection 2.3 of this
Section 2, at the same time, at the same price and on the same terms as the sale by the FS Stockholder to the Third Party, and according to the terms and conditions of this Agreement. The Initial Offer Notice shall be accompanied by a true copy of the Third-Party Offer. If such New Stockholder desires to accept the offer contained in the Initial Offer Notice, such New Stockholder shall furnish written notice to the FS Stockholder, within 20 days after its receipt of the Initial Offer Notice, indicating such New Stockholder's irrevocable acceptance of the offer included in the Initial Offer Notice and setting forth the maximum number of shares of Common Stock such New Stockholder agrees to sell to the Third Party (the "Acceptance Notice"). If such New Stockholder does not furnish an Acceptance Notice to the FS Stockholder in accordance with these provisions by the end of such 20-day period, such New Stockholder shall be deemed to have irrevocably rejected the offer contained in the Initial Offer Notice. All shares of Common Stock set forth in the Acceptance Notices of the New Stockholders together with the shares of Common Stock proposed to be sold by the FS Stockholder to the Third Party are referred to collectively as "All Offered Shares." Within three days after the date on which the Third Party informs the FS Stockholder of the total number of shares of Common Stock which such Third Party has agreed to purchase in accordance with the terms specified in the Initial Offer Notice, the FS Stockholder shall send written notice (the "Final Notice") to the participating New Stockholders setting forth the number of shares of Common Stock each New Stockholder shall sell to the Third Party as determined in accordance with Subsection 2.3 of this Section 2, which number shall not exceed the maximum number specified by such New Stockholder in its Acceptance Notice. Within five days after the date of the Final Notice (or such shorter period as may reasonably be requested by the FS Stockholder to facilitate the sale), each participating New Stockholder shall furnish to the FS Stockholder (i) a written undertaking to deliver, upon the consummation of the sale of Common Stock to the Third Party as indicated in the Final Notice, the certificates representing the shares of Common Stock held by such New Stockholder which will be transferred pursuant to such Third-Party Offer (such shares shall be referred to herein as the "Included Shares") and (ii) a limited power-of-attorney authorizing the FS Stockholder to transfer the Included Shares pursuant to the terms of such Third-Party Offer. Each New Stockholder shall be required to make representations and warranties in connection with such transfer only with respect to its own authority to transfer and its title to the shares of Common Stock transferred. In any such transaction the Company will cooperate with all Stockholders to facilitate the transaction.

               2.3 Allocation of Included Shares.  The maximum number of shares
                   -----------------------------
of Common Stock that may be sold by FSEP III, FSEP International and each New Stockholder and all other holders of Common Stock who have rights to participate in sales of Common Stock by the FS Stockholder pursuant to written agreements by and between the FS Stockholder and any such holder (the "Other Tag-Along Rights Holders") in any sale governed by this Section 2 shall be (i) All Offered Shares in the event the Third Party has agreed to purchase All Offered Shares and all shares of Common Stock that the Other Tag-Along Rights Holders who have elected to participate in such sale seek to include in such sale or (ii) such number of shares of Common Stock equal to the product of (a) the total number of shares of Common Stock which the Third Party has agreed to purchase times (b) a fraction, the numerator of which is the total number of shares of Common Stock owned by FSEP III, FSEP International, a New Stockholder or each Other Tag-Along Rights Holder who has elected to participate in such sale, as the case may be, on the date of the Final Notice and the denominator of which is the total number of shares of Common Stock owned on the date of the Final Notice by FSEP III, FSEP International, the New Stockholders and the Other Tag-Along Rights Holders who have elected to participate in such sale; provided, however, that, in the event
                                          --------  -------
FSEP III, FSEP International, the New Stockholders or any Other Tag-Along Rights Holder elects to sell a number of shares of Common Stock which is less than the number of shares such holder could sell pursuant to clause (ii) above, the shares of Common Stock that the others of such holders can sell in such transaction shall be increased by an aggregate amount equal to the number of shares which any of FSEP III, FSEP International, the New Stockholders or any Other Tag-Along Rights Holder could have sold in such transaction but chose not to sell, and any such increase shall be allocated among such other holders on a pro rata basis based upon the total number of shares of Common Stock owned on the date of the Final Notice by such other holders.

               2.4 Consummation.  The FS Stockholder shall have 180 days from
                   ------------
the date of the Final Notice in which to sell to the Third Party the shares of Common Stock owned by the FS Stockholder and the Included Shares of the New Stockholders on terms which are not materially less favorable to the sellers of shares of Common Stock than those specified in the applicable Initial Offer Notice; provided, however, that in the event there is a decrease in the price to
        --------  -------
be paid by the Third Party for the shares of Common Stock to be sold from the price set forth in the Initial Offer Notice, which decrease is acceptable to the FS Stockholder, or other material change in terms which are less favorable to the FS Stockholder, but which are acceptable to the FS Stockholder, the FS Stockholder shall notify the participating New Stockholders of such decrease or change in terms, and each of the participating New Stockholders shall have five business days from the date of receipt of the notice of such decrease or change in terms to reduce the number of shares of Common Stock it will sell to such Third Party as previously indicated in the applicable Acceptance Notice and the number of shares that all other participating stockholders (including Other Tag-Along Rights Holders) may transfer shall be increased in accordance with the provisions of Section 2.3. The FS Stockholder shall act as agent for the New Stockholders in connection with such sale and shall cause to be remitted to each New Stockholder the total sales price of the Included Shares of such New Stockholder sold pursuant thereto, which consideration shall be in the same form as the consideration received by the FS Stockholder and as specified in the applicable Initial Offer Notice, net of the New Stockholder's respective pro rata portion (based on the number of shares of Common Stock sold) of the reasonable, out-of-pocket expenses incurred by the FS Stockholder in connection with such sale (not including, however, any transaction fee charged by the FS Stockholder or its Affiliates). The FS Stockholder shall furnish, or shall cause to be furnished, such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by the New Stockholder including, without limitation, evidence of the expenses incurred by the FS Stockholder in connection with such sale. If and to the extent that, at the end of 180 days following the date of the Final Notice, the FS Stockholder has not completed the sale contemplated thereby, the FS Stockholder shall return to each participating New Stockholder all certificates representing the Included Shares and all powers-of-attorney which a New Stockholder may have transmitted pursuant to the terms hereof.

               2.5  Termination and Assignment.  The obligations of the FS
                    --------------------------
Stockholder pursuant to the provisions of this Section 2 shall terminate upon the consummation of an Initial Public Offering. The rights granted to the New Stockholders under this Section 2 shall not be assignable except to a Permitted Transferee in accordance with Section 4.1, provided that the Permitted Transferee executes a written undertaking to be and become bound by this Agreement in the same manner and to the same extent as such New Stockholder.

           3.  Obligation to Sell Securities.
               -----------------------------

               3.1  Sale Obligation.  If the FS Stockholder finds a buyer for
                    ---------------
all of the shares of Common Stock held by the FS Stockholder (whether such sale is by way of purchase, merger or other form of transaction), upon the request of the FS Stockholder, each of the New Stockholders shall sell all or any portion of the Securities beneficially owned by such New Stockholder to such third-party buyer pursuant to the terms and conditions negotiated by the FS Stockholder.
All holders of each class of Securities shall receive the same form and amount of consideration for such Securities. Any Security that is convertible into Common Stock shall be purchased on an "as converted" basis. Any series of preferred stock that is not convertible into Common Stock shall be purchased for its stated liquidation preference plus accrued and unpaid dividends. Any debt Security which is not convertible into Common Stock shall be purchased at its outstanding principal amount plus accrued and unpaid interest, plus any prepayment or redemption premium set forth in the instruments governing such Security. The exercise price (if any) of a Security shall be deducted from the consideration to be received; provided however that if the exercise price of such Security is greater than the consideration to be received, such Security shall be canceled without any payment to its holder. Each of the New Stockholders agrees to such sale and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary to consummate such sale; provided that no New Stockholder shall be obligated to make any representations and warranties with respect to such sale other than with respect to its own authority to transfer and its title to the Securities transferred. Each of the New Stockholders further agrees to timely take such other actions as the FS Stockholder may reasonably request to enforce its obligation to sell its Securities, and otherwise as necessary in connection with the approval of the consummation of such sale, including voting all Securities in favor of such sale. Each New Stockholder shall pay its pro rata portion (based on the total value of the consideration received by such New Stockholder compared to the aggregate consideration received by all New Stockholders in the transaction) of the reasonable out-of-pocket expenses incurred by the FS Stockholder in connection with a sale consummated pursuant to this Section 3 (not including, however any transaction fee charged by the FS Stockholder or its Affiliates). Notwithstanding the foregoing provisions of this Section 3, no New Stockholder shall have any obligation to sell Securities in connection with any sale by the FS Stockholder of all of its shares of Common Stock unless, prior to the consummation of such sale, (i) the Board determines that the consideration to be received by the New Stockholders in such sale for their shares of Common Stock is not less than the aggregate fair market value of the shares of Common Stock held by the New Stockholders and (ii) the Company shall have obtained a fairness opinion from an investment banking firm that such a sale is fair, from a financial point of view, to the holders of Common Stock.

               3.2  Termination and Assignment.  The obligations of the New
                    --------------------------
Stockholders pursuant to this Section 3 shall be binding on any transferee of Securities held by a New Stockholder, and each New Stockholder shall obtain and deliver to the FS Stockholder a written commitment to be bound by such provisions from each such transferee prior to any transfer. The obligations of each Stockholder pursuant to this Section 3, and the obligations of any such transferee, shall terminate upon the consummation of an Initial Public Offering. The rights of FS Stockholder under this Section 3 shall not be assignable and shall terminate in the event that the FS Stockholder holds a number of shares of Common Stock which represents less than 33-1/3% of the total number of shares of Common Stock outstanding at any time (with FSEP III and FSEP International considered collectively for this purpose).

           4.  Restrictions on Transfers of Securities; Right of First Offer.
               -------------------------------------------------------------

               4.1  Transfer Restrictions.  Notwithstanding any other provision
                    ---------------------
of this Agreement, including (without limitation) the provisions of Exhibit A, no New Stockholder shall (i) pledge, hypothecate or encumber any Securities;
(ii) sell, assign, transfer, or otherwise dispose of or convey ("Transfer") any Securities, or any right, title or interest therein, except in compliance with the Securities Act and all applicable state securities laws or (iii) Transfer any Securities, or any right, title or interest therein except for sales of Securities expressly permitted by and in compliance with this Agreement, including (without limitation) Subsection 4.2 and Section 10. Any attempt to Transfer, pledge, hypothecate or encumber Securities, or any right, title or interest therein, not in compliance with this Agreement shall be null and void, and the Company shall not give effect to any such attempted transaction or Transfer. Any Securities Transferred pursuant to the terms and requirements of this Agreement shall be Transferred free and clear of all mortgages, liens, pledges, charges and security interests or encumbrances, or any obligations or liabilities in connection therewith. Each New Stockholder, on the execution and delivery of this Agreement, agrees that such New Stockholder will not Transfer any Securities prior to delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company with respect to compliance with the Securities Act, or until a registration statement with respect to such Securities under the Securities Act has become effective. All transferees of Securities will be bound by this Agreement in the same manner and to the same extent as the transferor and prior to any Transfer must deliver to the Company and the Stockholders a written undertaking to be and become so bound. Upon completion of any Transfer in compliance with this Agreement, the transferee shall become a Stockholder and entitled to the rights hereunder which may be duly and validly assigned to such transferee. A New Stockholder may transfer Securities to a Permitted Transferee provided that such transferee executes a written undertaking to be and becomes bound by this Agreement in the same manner and to the same extent as the transferring New Stockholder; and provided further, that prior to the consummation of any transaction in which a Permitted Transferee ceases to be an Affiliate of such New Stockholder, such Permitted Transferee shall reconvey all Securities to the transferring New Stockholder and the Securities will remain subject to this Agreement. A Permitted Transferee may not subsequently transfer the Securities, except transfers of Securities back to the transferring New Stockholder.

               4.2  Right of First Offer by New Stockholders.  Subject to
                    ----------------------------------------
Sections 4.1 and 10 of this Agreement, each of the New Stockholders hereby agrees not to Transfer any of the Securities held by them to any Person (other than a Permitted Transferee) unless certain other Stockholders are given the right to acquire such Securities pursuant to the provisions of this Subsection
4.2. If any of the New Stockholders receives an offer from any person to acquire any Securities, or decides to solicit or cause to be solicited a proposal or proposals to acquire Securities, such New Stockholder (the "Offering Stockholder") shall first give all other New Stockholders (each, an "Offeree," and together, the "Offerees"), the Company and the FS Stockholder written notice (the "Stockholder Notice") of such intention, which notice shall include a term sheet stating, among other material terms, the minimum cash sales price (the "Target Price") that the Offering Stockholder would entertain for the Securities to be sold (the "Offered Securities"). Each of the Offerees shall have the right for a period of 30 days following the delivery of the Stockholder Notice (the "Acceptance Period") to accept the offer to purchase all but not less than all of its respective Offeree Pro Rata Share (as defined below) of the Offered Securities at the Target Price and upon the other terms provided with the Stockholder Notice; provided that all and not less than all of the Offered Securities are purchased. Each Offeree that has elected to purchase its Offeree Pro Rata Share of the Offered Securities will have the right to purchase all or any part of the unsubscribed portion of the Offered Securities up to its pro rata share of such unsubscribed portion (determined in accordance with the number of shares of Voting Securities owned by the parties that elect to purchase such unsubscribed for portion). Each Offeree shall exercise its rights under this Subsection 4.2 by delivering to the Offering Stockholder written notice of its election prior to 5:00 p.m. Los Angeles time on the final day of the Acceptance Period. On the first business day following the termination of the Acceptance Period, the Company shall notify all Offerees that have exercised their rights hereunder of the amount of any unsubscribed portion of the Offered Securities, and such Offerees shall have five business days to accept the offer to purchase their pro rata share of such unsubscribed portion. If some portion of the Offered Securities remains unsubscribed following such five business day period, the Offering Stockholder shall send the Stockholder Notice to the FS Stockholder, and the FS Stockholder shall have the right for a period of 35 days following the termination of the five business day period ("the Second Acceptance Period") to accept the offer to purchase all or any part of the unsubscribed portion of the Offered Securities ("Unsubscribed Offered Securities"). The FS Stockholder shall exercise its rights under this Subsection
4.2 by delivering to the Offering Stockholder written notice of its election prior to 5:00 p.m. Los Angeles time on the final day of the Second Acceptance Period. If it elects to purchase Unsubscribed Offered Securities, the FS Stockholder shall be deemed to be an "Offeree" for the purposes of this Subsection 4.2. If an Offeree exercises its rights under this Subsection 4.2, the sale of such Securities shall be consummated within 30 days of the final day of the Acceptance Period or, if applicable, the Second Acceptance Period (the "Purchase Period"). If the Offerees do not elect to purchase such Securities on such terms or fail to consummate a purchase of such Securities within the Purchase Period, the Offering Stockholder shall have the right to consummate the sale of such Securities for a sales price equal to or greater than the Target Price and on terms no more favorable to the purchaser than specified in the Stockholder Notice for a period of

90 days (the "Consummation Period") after the expiration of the Acceptance Period or, if applicable, the Second Acceptance Period or the Purchase Period. If the Offering Stockholder does not complete such sale, transfer or conveyance within the Consummation Period, the Offering Stockholder shall not have the right to sell, transfer or convey any of such Securities without again complying with this Subsection 4.2. In the event the Offering Stockholder intends to sell Securities for consideration other than cash, the Offering Stockholder shall notify the Offerees and the FS Stockholder of the terms of such non-cash consideration. The Offerees may elect within ten days of such notice to have the fair market value of such non-cash consideration determined, with the parties jointly selecting an investment banking firm to resolve any dispute regarding the fair market value of such non-cash consideration; in the absence of agreement on such firm, Goldman, Sachs & Co. shall determine such fair market value. The Offeree and the FS Stockholder shall be immediately notified of this fair market value determination. If the sum of the fair market value of the non-cash consideration and the cash consideration (in the case of a sale that is partially for cash) is less than the cash price offered to the Offerees pursuant to this Subsection 4.2, the Offerees may, within 10 days of the determination of the fair market value of the non-cash consideration, elect to purchase the Securities proposed to be sold for an amount equal to the sum of (i) the fair market value of the non-cash consideration and (ii) the cash consideration, if any. If some portion of the Offered Securities remains unsubscribed following such 10-day period, the Offering Stockholder shall send notice of the amount of unsubscribed Offered Securities to the FS Stockholder. The FS Stockholder shall then have an additional 15 days to elect to purchase such unsubscribed Offered Securities. Such purchase must be consummated within 15 days of such election to purchase (including, if applicable, the FS Stockholder's election). For purposes of this Subsection 4.2, "Offeree Pro Rata Share" shall mean a fraction (i) the numerator of which is the total number of shares of Voting Securities then held by a New Stockholder and (ii) the denominator of which is the total number of shares of Voting Securities then held by all New Stockholders entitled to receive the right of first offer. If the Offering Stockholder receives a written offer for such Securities at any time during the Consummation Period which is acceptable to the Offering Stockholder but is less than the Target Price or is upon terms less favorable to the Offering Stockholder than the terms provided to the Offerees in the Stockholder Notice (the "Below Target Price Offer"), the Offering Stockholder shall promptly deliver a copy of such written offer to the Offerees. During the 15-day period following delivery of such written offer, the Offerees shall have the right to accept the offer to purchase the Securities offered on the terms reflected in such written offer. Each Offeree shall, if it so desires, exercise such right by delivery to the Offering Stockholder written notice of its election to purchase all but not less than all of its Offeree Pro Rata Share of the Offered Securities prior to 5:00 p.m. Los Angeles time on the final day of such additional 15 day period and the sale of such Securities shall be consummated within 30 days of the delivery of such written notice. Any unsubscribed portion of the Offered Securities shall be offered to the Offerees and, if applicable, the FS Stockholder, in the manner provided above. If the Offerees do not elect to accept the offer to purchase the Offered Securities on such terms or fail to consummate the purchase of the Offered Securities within 30 days of the date of the Offerees' acceptance of the Below Target Price Offer, the Offering Stockholder shall have 90 days to consummate the sale of the Offered Securities at a price and upon terms that are not less favorable to the Offering Stockholder than the price and terms specified in the written offer delivered to the Offerees. In the event a Below Target Price Offer involves any non-cash consideration, the procedures for valuing such non-cash consideration set forth in Subsection 4.2 above shall be utilized to determine the fair market value of such non-cash consideration.

          4.3  Charitable Organization.  A CRT shall only be deemed to be a
               -----------------------
"Permitted Transferee" under the terms of this Agreement if:

          (a) The Stockholder, or Stockholder's spouse or issue (the "Trustee"), and the Charitable Organization that is the beneficiary of such CRT makes the following applicable representations, warranties and covenants:

          (1) The Trustee is the sole trustee of the CRT, and represents and warrants that, (i) under the terms of the CRT, the Trustee has the requisite power and authority to bind the CRT to this

Agreement and (ii) upon its execution, this Agreement is enforceable against the CRT in accordance with its terms; such Trustee also covenants to be personally liable for all loss, damages, liabilities or deficiencies incurred by the Company or its subsidiaries or any other Stockholders as a result of any breach of this Agreement committed by the Trustee or the CRT;

          (2) The Charitable Organization beneficiary represents and warrants that it has full right, title and authority to enter into this Agreement, that it has the power and authority to execute this Agreement and to perform the obligations and duties set forth herein, and, upon its execution and delivery, this Agreement shall be enforceable against the Charitable Organization in accordance with its terms and that this Agreement shall constitute a valid and binding obligation of such Charitable Organization in accordance with its terms;

          (b) Upon formation of the CRT, such Charitable Organization executes this Agreement which shall become effective immediately upon any receipt of the Securities by the Charitable Organization in accordance with the terms of this Agreement; and

          (c) The terms of the CRT provide that the Charitable Organization beneficiary may only receive the Securities held by the CRT upon the death of the Stockholder (or Stockholder's spouse or issue, if applicable);

          Further, neither the CRT nor the Charitable Organization beneficiary may Transfer any Securities received under any circumstance prior to the termination of this Section 4 to any party other than the Trustee.

          4.4  Termination and Assignment.  The obligations of a Stockholder
               --------------------------
pursuant to this Section 4 shall terminate upon an Initial Public Offering. The rights granted to Stockholders under Subsection 4.2 shall not be assignable except to Permitted Transferees. Any transferee of Securities from a Stockholder other than a purchaser of shares from a Stockholder after the Stockholder has duly complied with its obligations under this Section 4 with respect to such sale, shall be bound by the provisions of this Section 4 and such Stockholder shall obtain and deliver to each other Stockholder a written commitment to be bound by such provisions from each such transferee prior to any transfer.


          5.   Registration Rights.  Each Stockholder shall be entitled to
               -------------------
certain "piggy-back" registration rights with respect to future public offerings of Common Stock by Company and to certain demand registration rights (the "Registration Rights"). The terms of the Registration Rights are set forth in Exhibit A attached hereto. The rights granted to Stockholders under this
Section 5 shall not be assignable except to a Permitted Transferee. The rights granted to Stockholders under this Section 5 are subject to the provisions of
Section 10 of this Agreement.

          6.   Other Agreements.  The Company shall not consummate any material
               ----------------
transaction with a Stockholder or any Affiliate of a Stockholder other than transactions on terms that are no less favorable to the Company than could have been obtained with a person that is not a stockholder (as determined in the good faith judgment of the Board) and other than indemnification of any of Company's officers or directors whether pursuant to any indemnity agreement or applicable law.

          7.   Copy of Agreement.  A copy of this Agreement and all amendments
               -----------------
hereto shall be filed with the Secretary of Company and shall be kept at the principal executive offices of Company.

          8.   Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of Minnesota without regard to the conflicts of laws rules thereof.

          9.   Representations and Warranties.  Each Stockholder represents and
               ------------------------------
warrants (a) that such Stockholder has full power, capacity, right and authority, and any requisite approvals or consents to enter into and perform this Agreement; (b) that this Agreement and the performance of its obligations hereunder have been duly authorized, executed and delivered by such Stockholder and is a valid and binding agreement, enforceable against such Stockholder in accordance with its terms; (c) that such Stockholder owns beneficially and of record the shares of Common Stock set forth opposite its name on Schedule 2 hereto, free and clear of any lien, claim, charge, option, security interest, restriction or encumbrance and (d) that such Stockholder does not own beneficially or of record any other securities or rights, options or warrants to purchase any securities of the Company.

          10.  Merger Tax Treatment.  Notwithstanding any provision to the
               --------------------
contrary, each New Stockholder represents, warrants and agrees that such New Stockholder (i) has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption, or reduction in any way of such New Stockholder's Common Stock or risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any of such New Stockholder's Common Stock as of the effective date hereof; (ii) will not engage in a Sale of such New Stockholder's Common Stock for a period of one (1) year after the effective date hereof unless the Company can obtain, at such Stockholder's expense, a written opinion from the tax advisors of the Company, in form and substance reasonably satisfactory to the Company, to the effect that the proposed Sale will not cause the Merger to fail to qualify for tax-free treatment under the provisions of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") (whether under section 368(a)(2)(D) or 368(a)(2)(E) of the Code); (iii) except as provided in the Merger Agreement, has paid his own expenses in connection with the Merger, (iv) did not sell any common stock of SCC in contemplation of the Merger; and (v) will take such further actions consistent with the terms of this Agreement and applicable law, as may be reasonably necessary to cause the Merger to be treated as a tax-free reorganization under the provisions of sections 368(a)(1)(A) of the Code (taking into account section 368(a)(2)(D) or 368(a)(2)(E) of the Code, as the case may be), including, without limitation, preparing appropriate tax returns, filings and reports consistent with the treatment of the Merger as such reorganization. Each New Stockholder acknowledges that except as provided in this Agreement, each New Stockholder has unrestricted rights of ownership in the Common Stock and each New Stockholder's ability to retain their Common Stock is not limited in any way.

          11.  Amendment and Waiver; Successors.  This Agreement may be amended,
               --------------------------------
modified or supplemented, and compliance with any provision hereof may be waived, only with the written consent of the FS Stockholder and those other New

Stockholders then holding a majority of the shares of Voting Securities then held by such New Stockholders, and any amendment, modification, supplement or waiver so consented to in writing shall be binding upon the parties hereto and their successors and permitted transferees and assigns; provided that any amendment that materially and adversely affects the rights of any Stockholder hereunder shall require the consent of each Stockholder so affected. This Agreement shall be binding on the parties hereto and, their successors, transferees, assigns, heirs and personal representatives; provided however, that unless expressly permitted herein, this Agreement under the rights granted hereunder shall not be assignable without the written consent of all of the parties hereto, which consent may be withheld in each such party's sole discretion.

          12.  Interpretation.  The headings of the Sections contained in this
               --------------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

          13.  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or delivered by telecopier (with receipt confirmed), on the date of such delivery or transmission, or three (3) days after deposit in the mail, by registered or certified mail (return receipt requested) postage prepaid (i) if to Company, at AFC Enterprises, Inc., Six Concourse Parkway Suite 1700, Atlanta, Georgia 30328, Attention: Samuel N. Frankel, Esq., (ii) if to the FS Stockholder, at Freeman Spogli & Co. Incorporated, 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025, Attention: William M. Wardlaw, telecopier: (310) 444-1870, and (iii) if to any of the New Stockholders, the address specified by such New Stockholder's name in Schedule 1 attached hereto (or at such other address or telecopier number for any party as shall be specified by like notice provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof).

          14.  Legends.  All certificates evidencing Securities which are issued
               -------
to any of the Stockholders shall be legended as follows (in addition to any other legend required to be placed thereon):

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND OBLIGATIONS WITH RESPECT TO THE TRANSFER, PLEDGE, HYPOTHECATION AND VOTING THEREOF AS SET FORTH IN THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF MARCH 18, 1998, AS AMENDED, WHICH MAY BE REVIEWED AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION AND A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR."

          15.  Further Assurances.  The Stockholders shall exercise, or cause to
               ------------------
be exercised, voting rights with respect to Voting Securities held of record or beneficially owned by them in a manner so that, and shall otherwise take any necessary actions in order that, the covenants and understandings of the parties set forth in this Agreement shall be implemented. Each party hereto agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement and to make appropriate changes to the procedures set forth herein to implement such rights to the extent necessary to conform to the Minnesota Business Corporation Act or other applicable law. Each party hereto further agrees not to take any action violating the intent and purpose of this Agreement. The Company covenants and agrees that it will act in good faith to preserve for each of the Stockholders the benefits of this Agreement and that it will take no voluntary action to impair the benefit hereof or to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or to deny to any of the Stockholders any of the benefits or protections contemplated hereby.

          16.  Injunctive Relief; Disputes.  It is acknowledged that it will be
               ---------------------------
impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. In the event of any dispute among the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees.

          17.  Severability.  If any term or other provision of this Agreement
               ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect to the maximum extent permitted by applicable law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that this Agreement be enforced as originally contemplated to the greatest extent possible.

          18.  Entire Agreement.  This Agreement (and Exhibits hereto), together
               ----------------
with the Company's Articles of Incorporation and Bylaws as in effect on the date hereof constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

          19.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FS EQUITY PARTNERS III, L.P., a Delaware limited partnership

By:   FS Capital Partners, L.P.
Its:  General Partners
By:   FS Holdings, Inc.

By:
Its:

FS EQUITY PARTNERS INTERNATIONAL, L.P., a Delaware limited partnership

By:   FS&Co. International, L.P.
Its:  General Partners
By:   FS International Holdings Limited
Its:  General Partner

By:
Its:


AFC ENTERPRISES, INC.

By:
Its:

   The undersigned, a former shareholder of Seattle Coffee Company, a Washington corporation ("SCC"), hereby accepts the terms and conditions of the Stockholders Agreement dated as of March 18, 1998, and acknowledges that such acceptance is a condition to the acquisition of the common stock of AFC Enterprises, Inc. ("AFC") by the undersigned in connection with the Merger between a wholly-owned subsidiary of AFC and SCC pursuant to the Agreement and Plan of Merger dated as of January 23, 1998 by and among AFC, AFC Acquisition Corp., SCC and the principal shareholders of SCC listed therein.


      Shareholder Name                Number of SCC shares held: ____

____________________________
      (Please Print)


         Signature:                   Number of AFC shares received: _____

______________________________
Title:

(If the signatory is signing on behalf
of a corporation, partnership, trust or
other similar entity)

                                SPOUSAL CONSENT
                                ---------------



      I acknowledge that I am the spouse of _______________________, a stockholder of AFC Enterprises, Inc., a Minnesota corporation (the "Company"), who signed the attached Stockholders Agreement, dated as of March 18, 1998 (the "Stockholders Agreement"), which relates to the shares of the outstanding capital stock of the Company. I have read the Stockholders Agreement and know its contents. I am aware that by its provisions, transfer of shares of the Company's capital stock are restricted and that my spouse agrees to sell and to refrain from selling shares of the Company's capital stock, including any community property or other interest that I may have or acquire therein, under certain circumstances specified therein. I hereby approve of the provisions of the Stockholders Agreement and agree to be bound thereby.



Dated:  As of March 18, 1998



      Signature of Spouse:    ______________________________

      Name of Spouse:         ______________________________

                                   SCHEDULE 1

                                NEW STOCKHOLDERS

                                                    Shares of AFC
Name and Address                                    Common Stock/1/
----------------------------------                  ---------------
Douglas D. Adkins                                           7988
c/o Capstan Partners
1301 Fifth Ave. #2830
Seattle, WA 98101

Douglas D. Adkins, UTMA Custodian                            598
  For Blakely MacP. Adkins
c/o Capstan Partners
1301 Fifth Ave #2830
Seattle, WA 98101

Douglas D. Adkins, UTMA Custodian
 For Caitlin K.M. Adkins                                     598
c/o Capstan Partners
1301 Fifth Ave #2830
Seattle, WA 98101

Henry Gai Family Trust B                                  72,468
Attn:  Karen F. McDonald
7204 N. Mercer Way
Mercer Island, WA 98109

Henry Gai Family Trust C                                  72,468
Attn:  Karen F. McDonald
7204 N. Mercer Way
Mercer Island, WA 98109

Mario Gelmini                                             10,544
2522 - 32nd Ave W #209
Seattle, WA 98199

Margaret Jacobson-Sive                                     3,845
6 Byron St
Boston, MA 02108

Philip L. Johnson                                         23,965
4801 Harbor Lane
Everett, WA 98203

                                                    Shares of AFC
Name and Address                                    Common Stock/1/
----------------------------------                  ---------------
Edward B. Kibble                                           3,435
c/o Kibble & Prentice, Inc.
600 Stewart St #1000
Seattle, WA 98101

Peter Larson                                               2,051
9925 S.W. 206 C.
Vashon, WA 98070

Pasquale Madeddu                                           9,482
4900 SE Willow St
Milwaukee, OR 97222

Michele McCarthy Revocable Trust                         147,201
Attn:  Michele McCarthy
2268 - 66th Ave SE
Mercer Island, WA 98040

Patrick McCarthy                                          14,704
2268 - 66th Ave SE
Mercer Island, WA 98040

Karen F. McDonald                                        196,313
7204 N Mercer Way
Mercer Island, WA 98040

Lawrence McDonald                                        145,649
7204 N Mercer Way
Mercer Island, WA 98040

Patrick McDonald Living Trust                            228,080
Attn:  Larry McDonald
7204 N. Mercer Way
Mercer Island, WA 98040

Tim O'Hara                                                 1,275
3503 NE 47th St
Seattle, WA 98105

William Orr                                                2,635
141 Sunnyside Ave
Mill Valley, CA 94941

                                                    Shares of AFC
Name and Address                                    Common Stock/1/
----------------------------------                  ---------------

David M. Paulsell                                           2,278
6826 - 18th Ave. N.E.
Seattle, WA 98115

Frederick O. Paulsell III                                   3,418
2908 Montlake Blvd. E.
Seattle, WA 98112

Frederick O. Paulsell, Jr.                                239,042
Olympic Capital Partners
1325 Fourth Ave. #1900
Seattle, WA 98101

Northwestern Trust Co., Trustee                            64,335
IRA Account
FBO Frederick O. Paulsell, Jr.
1201 Third Avenue, 20th Floor
Seattle, WA 98101

Frederick O. Paulsell, Jr. Trust                            6,656
Attn:  Frederick O. Paulsell, Jr.
c/o Olympic Capital Partners
1325 Fourth Ave. #1900
Seattle, WA 98101

Leigh A. Paulsell                                           2,278
NE 1060 Duncan Lane
Pullman, WA 99163

Michael L. Paulsell                                         3,195
1038 Washington Place East
Seattle, WA 98112

Pinco Pallino, Inc.                                       178,868
Attn:  Dawn Zervas
4727 - 36th Ave SW
Seattle, WA 98126-2715

Thomas L. Reid                                             17,415
3620 - 204th Pl NE
Redmond, WA 98053

                                                    Shares of AFC
Name and Address                                    Common Stock/1/
----------------------------------                  ---------------
Smith Barney, Inc., as IRA Custodian                         2,655
FBO Thomas L. Reid
500 - 108th Ave NE, #1900
Bellevue, WA 98004

William J. Rex                                               6,656
c/o Prudential Securities, Inc.
1201 Third Ave. #3500
Seattle, WA 98101

Craig Russell                                                  894
9312 - 178th Place NE #4
Redmond, WA 98052

Dave Stewart                                                 4,821
13030 - 32nd St. S.E.
Snohomish, WA 98290-9740

James V. Stewart                                           385,885
22430 - 98th Ave SW
Vashon, WA 98070

Julie Straus                                                   238
3818 E. Mercer Way
Mercer Island, WA 98040

Paul C. Suzman                                              24,760
2017 Parkside Drive E.
Seattle, WA 98112

Dave Wickberg                                                3,812
2704 -39th Ave SW
Seattle, WA 98116

Dawn Zervas                                                 87,243
4727 - 36th Ave SW
Seattle, WA 98126-2715

---------------
/1/ The shares reflected in this column include AFC Shares issued as part of the Net Closing Payment and the Holdback Funds but do not include any AFC Shares that may become issuable as a part of the Contingent Payment. In the event such additional AFC Shares shall be earned pursuant to the Contingent Payment, such AFC Shares shall be subject to all of the terms and conditions of this Agreement.

                                   SCHEDULE 2

                       OWNERSHIP OF COMPANY COMMON STOCK
                 BY THE FS STOCKHOLDER AND THE NEW STOCKHOLDERS


              STOCKHOLDER                     COMMON STOCK
------------------------------------------   ---------------

FS Equity Partners III, L.P.                   18,259,483
FS Equity Partners International, L.P.            733,583
New Stockholders                                1,977,748/1/

-------------
/1/  See footnote 1.